Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

February 26, 2010

Board of Directors

Chelsea Therapeutics International, Ltd.

3530 Toringdon Way, Suite 200

Charlotte, North Carolina 28277

Ladies and Gentlemen:

We have acted as counsel to Chelsea Therapeutics International, Ltd., a Delaware corporation (the “Company”), in connection with the issuance and sale of up to an aggregate 6,700,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), together with warrants (the “Warrants”) to purchase up to an additional 2,345,000 shares of Common Stock (the “Warrant Shares”), pursuant to the registration statement on Form S-3 (Registration Statement No. 333-161236), as filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), as declared effective by the Commission on August 20, 2009 (the registration statement, as it may be amended from time to time, is herein referred to as the “Registration Statement”), together with the exhibits to the Registration Statement and the documents incorporated by reference therein and the related base prospectus which forms a part of and is included in the Registration Statement and the related prospectus supplement in the form filed with the Commission pursuant to Rule 424(b) under the Act (together, the “Prospectus”).

The shares of Common Stock are to be sold pursuant to a Placement Agency Agreement, dated as of February 26, 2010 (the “Placement Agreement”), by and among the Company, Leerink Swann LLC, as lead placement agent, and Needham & Company, LLC, as co-placement agent, and subscription agreements to be entered into by and between the Company and the investor signatories thereto (the “Subscription Agreements”), each of which has been filed as an exhibit to the Company’s Current Report on Form 8-K filed on February 26, 2010.

In connection with this opinion, we have examined and relied upon the Registration Statement and related base prospectus included therein, the prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Act, the Company’s Amended and Restated Certificate of Incorporation, as amended to date, the Company’s Bylaws, as currently in effect, the Placement Agreement, the form of the Subscription Agreements, the form of Warrant and such instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Based upon the foregoing, we are of the opinion that (i) the Common Stock, when issued and sold in accordance with the Placement Agreement, the Subscription Agreements, the Registration Statement and the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable, (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, then the Warrants, when issued and sold in accordance with the Placement Agreement, the Subscription Agreements, the Registration Statement and the Prospectus, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitably principles (regardless of whether such enforceability is considered in a proceeding at law or in equity) and implied covenants of good faith and fair dealings, and (iii) the Warrant Shares, when issued and sold against payment therefor in accordance with the terms of the Warrants and in accordance with the Placement Agreement, the Subscription Agreements, the Registration Statement and the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is limited to the Delaware General Corporation Law, including the statutory provisions of the Delaware General Corporate Law and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement and the related prospectus and prospectus supplement, and in any amendment or supplement thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Wyrick Robbins Yates & Ponton LLP